Exhibit 10.32

FORM OF

MASTER AGREEMENT

among

Poseidon Containers Holdings Corp.

and

Odyssia Containers Holdings LLC

Triton Containers Holdings LLC

Black Pearl Containers LLC

and

George Giouroukos

and

ConChart Commercial Inc.

i

MASTER AGREEMENT

THIS MASTER AGREEMENT is effective as of             , 2015, among Poseidon Containers Holdings Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), Odyssia Containers Holdings LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (“Odyssia”), Triton Containers Holdings LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (“Triton”), Black Pearl Containers LLC, a limited liability company organized under the laws of the Republic of the Marshall Islands (“Black Pearl”), George Giouroukos (“Giouroukos”) and ConChart Commercial, Inc., a corporation organized under the laws of the Republic of the Marshall Islands.

R E C I T A L S

WHEREAS, the Parties desire by their execution of this Agreement to:

1.            evidence their understanding, as more fully set forth in Articles II and III, with respect to (a) those business opportunities that the Giouroukos Group Members may not pursue during the term of this Agreement and (b) the procedures whereby such business opportunities are to be offered to the Company.

2.            evidence their understanding, as more fully set forth in Article III, with respect to the Company’s right of first refusal relating to containerships that the Restricted Parties own or might own.

3.            evidence their understanding, as more fully set forth in Article IV, with respect to the Company’s right of first offer relating to containerships that the Restricted Parties own or might own.

4.            evidence their understanding, as more fully set forth in Article V, with respect to the Company’s option to purchase the Odyssia Interests.

5.            evidence their understanding, as more fully set forth in Article VI, with respect to the right of first offer relating to certain time charter opportunities available to ConChart.

In consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1            Definitions.

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acquiring Party” has the meaning given such term in Section 3.2.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries Controls, is Controlled by or is under common Control with, the Person in question.

“Agreement” means this Master Agreement, as it may be amended, modified, or supplemented from time to time in accordance with Section 7.7.

“Black Pearl” has the meaning given such term in the Preamble.

“Board” means the Board of Directors of the Company.

“Break-up Costs” means the aggregate amount of any and all additional taxes and/or duties, flag administration, financing legal and other similar costs, fees and expenses to the Contributing Party that would be required to transfer, or result from the transfer of the containership acquired, directly or indirectly, by the Contributing Party as part of a larger transaction to a Poseidon Group Member pursuant to Section 2.2(c) or 3.1.

“Change of Control” means, with respect to any Person (the “Applicable Person”), any of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the Applicable Person’s assets to any other Person, unless immediately following such sale, lease, exchange or other transfer such assets are owned, directly or indirectly, by the Applicable Person; (b) the consolidation or merger of the Applicable Person with or into another person pursuant to a transaction in which the outstanding Voting Securities of the Applicable Person are changed into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Securities of the Applicable Person are changed into or exchanged for Voting Securities of the surviving person or its parent and (ii) the holders of the Voting Securities of the Applicable Person immediately prior to such transaction own, directly or indirectly, not less than a majority of the outstanding Voting Securities of the surviving person or its parent immediately after such transaction; and (c) a “person” or “group” (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), being or becoming the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than     % of all of the then outstanding Voting Securities of the Applicable Person, except in a merger or consolidation which would not constitute a Change of Control under clause (b) above.

“Charter Notice” has the meaning given to such term in Section 6.2.

“Closing Date” means the date of the closing of the initial public offering of the Company’s common shares.

“Common Control Entities” means (i) Odyssia, (ii) Triton and (iii) the vessel-owning subsidiaries of Black Pearl and any Person Controlled, directly or indirectly, by such entities.

“Common Control Containership” has the meaning set forth in Section 4.1(b).

“Common Control Interests” has the meaning set forth in Section 4.1(b).

“Company” has the meaning given such term in the Preamble.

“Company Vessel” has the meaning given to such term in Section 6.1.

“ConChart” means ConChart Commercial Inc. or any other commercial or chartering manager that is a Giouroukos Controlled Entity.

“Conflicts Committee” means the Conflicts Committee of the Board, which is comprised entirely of independent directors of the Company.

“Contributing Parties” means the Common Control Entities and Giouroukos Group Members.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“First Offer Negotiation Period” has the meaning given such term in Section 4.2(b).

“Giouroukos” has the meaning given such term in the Preamble.

“Giouroukos Containership” has the meaning given such term in Section 4.1(a).

“Giouroukos Controlled Entity” means any corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity Controlled by Giouroukos.

“Giouroukos Group Members” means Giouroukos and the Giouroukos Controlled Entities.

“Odyssia” has the meaning given such term in the Preamble.

“Odyssia Interests” has the meaning given such term in Section 5.1.

“Odyssia Purchase Price” has the meaning given such term in Section 5.1.

“Odyssia Vessels” means the vessels owned by Odyssia, which for purposes of clarification includes one 4,249 TEU secondhand containership, one 9,115 TEU new design newbuilding containership delivered in June 2015, and contracts for the construction of two additional new design newbuilding 9,115 TEU containerships with expected deliveries in August 2015.

“Offer” has the meaning given such term in Section 3.2.

“Offer Period” has the meaning given such term in Section 3.2(b)(i).

“Offered Asset” has the meaning given such term in Section 3.2.

“Offeree” has the meaning given such term in Section 3.2.

“Other Vessel” has the meaning given to such term in Section 6.1.

“Parties” means the parties to this Agreement and their respective successors and permitted assigns.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.

“Poseidon Group Member” means the Company and any of its direct or indirect subsidiaries.

“Potential Charter Opportunity” has the meaning given to such term in Section 6.2.

“Restricted Parties” means the Giouroukos Group Members and Common Control Entities.

“Sale Assets” has the meaning given such term in Section 4.2(a).

“Third Party Broker” shall mean a mutually-agreed-upon independent investment banking firm, broker, expert advisor or other firm generally recognized in the shipping industry as qualified to perform the tasks for which such firm has been engaged.

“Transfer” means any transfer, assignment, sale or other disposition of (a) any containership by any Restricted Party or (b) any Common Control Interests by a Common Control Entity; provided, however, that such term shall not include (i) transfers, assignments, sales or other dispositions from a Common Control Entity to another Common Control Entity or from any Giouroukos Group Member to another Giouroukos Group Member, (ii) transfers, assignments, sales or other dispositions, pursuant to the terms of any related charter or other agreement with a contractual counterparty existing at the time of the closing of the Company’s initial public offering; (iii) transfers, assignments, sales or other dispositions pursuant to Article II of this Agreement; (iv) grants of security interests in or mortgages or liens in such containership in favor of a bona fide third party lender; or (v) the foreclosure of any security interest, mortgage or lien in any such containership.

“Transfer Notice” has the meaning given such term in Section 4.2(a).

“Transferring Party” has the meaning given such term in Section 4.2(a).

“Triton” has the meaning given such term in the Preamble.

“Voting Securities” means securities of any class of Person entitling the holders thereof to vote in the election of members of the board of directors or other similar governing body of the Person.

ARTICLE II

RESTRICTED BUSINESSES

Section 2.1            Containership Restricted Businesses. Subject to Section 7.5 and except as permitted by Section 2.2, each of the Giouroukos Group Members shall be prohibited from acquiring, owning or operating containerships.

Section 2.2            Permitted Exceptions. Notwithstanding any provision of Section 2.1 to the contrary, the restrictions in this Agreement shall not prevent any Giouroukos Group Member from:

(a)            acquiring, owning, operating or chartering vessels, other than containerships;

(b)            acquiring or owning one or more containerships if such Giouroukos Group Member offers to sell such containership to the Company in accordance with the procedures set forth in Section 3.2 (and the Company does not exercise its right to purchase such containership in accordance with the terms of this Agreement);

(c)            acquiring or owning one or more containerships as part of the acquisition of a controlling interest in a business or package of assets that owns, operates or charters such containerships; provided, however; that if a majority of the value of the business or, as the case may be, the package of assets acquired, is attributable to containerships, the Giouroukos Group Member must offer to sell such containership(s) to the Company for their fair market value plus any Break-up Costs in accordance with the procedures set forth in Section 3.2;

(d)            acquiring a non-controlling interest in any company, business or package of assets that owns, operates or charters containerships;

(e)            providing vessel management services relating to containerships, or other vessel types;

(f)            owning or operating any containership that is owned or operated by, or that is under a contractual arrangement with, a Giouroukos Group Member as of the Closing Date and that is not included in the fleet of vessels to be contributed to the Company on the Closing Date;

(g)            transferring to a Giouroukos Group Member title to a vessel that such Giouroukos Group Member or any third party is entitled to acquire, own and operate under Section 2.1 of this Agreement, pursuant to or in connection with the termination of a financing arrangement, including by way of a sale and leaseback or similar transaction, which is accounted for under United States generally accepted accounting principles as a financial lease; and

(h)            acquiring, owning, operating or chartering any containership that is subject to an offer to purchase by a Poseidon Group Member as described in paragraphs (b) and (c) above, in each case pending the offer of such containership to the Company and the Company’s determination whether to purchase the containership and, if any Poseidon Group Member has determined to purchase such containership, pending the closing of such purchase.

Section 2.3            Scope of Prohibition. If any Giouroukos Group Member engages in the ownership or operation of containerships pursuant to any of the exceptions described in Section 2.2, then that Giouroukos Group Member may not subsequently expand that portion of its business other than pursuant to the exceptions contained in such Section 2.2. For the avoidance of doubt, except as otherwise provided in this Agreement, each Party and its

Affiliates shall be free to engage in any business activity whatsoever, including those that may be in direct competition with the Restricted Parties or the Poseidon Group Members.

ARTICLE III

RIGHTS OF FIRST REFUSAL; PROCEDURES

Section 3.1            Rights of First Refusal. Each of the Restricted Parties hereby grants the Company a right of first refusal to acquire any containership after such Restricted Party enters into an agreement that sets forth the terms upon which it would acquire such containership.

Section 3.2            Procedures. In the event that a Restricted Party enters an agreement to acquire any containership in accordance with Section 2.2(b), Section 2.2(c) or Section 3.1, as applicable, then as soon as practicable or in any event not later than 30 calendar days after entering an agreement that sets forth the terms upon which it would acquire such containership, such Restricted Party (the “Acquiring Party”) shall notify the Company in writing and offer the Company (the “Offeree”) the opportunity for any Poseidon Group Member to purchase such containership (the “Offered Asset”), in the case of an acquisition pursuant to Section 2.2(b) or Section 3.1 on terms no less favorable than those offered to the Restricted Party, and in the case of an acquisition pursuant to Section 2.2(c), for its “fair market value,” determined in accordance with this Section 3.2, plus, in each case, any applicable Break-up Costs (the “Offer”). The Offer shall set forth the Acquiring Party’s proposed terms relating to the purchase of the Offered Asset by the applicable Poseidon Group Member, including any liabilities to be assumed by the applicable Poseidon Group Member as part of the Offer. As soon as practicable after the Offer is made, the Acquiring Party will deliver to the Offeree all information prepared by or on behalf of or in the possession of such Acquiring Party relating to the Offered Asset and reasonably requested by the Offeree. The decision to purchase the applicable Offered Asset, the purchase price to be paid for the applicable Offered Asset, and the other terms of the purchase shall be approved by the Conflicts Committee and recommended to the Board for approval. As soon as practicable, but in any event, within 7 calendar days after receipt of the Offer with respect to a single vessel transaction, or a period of 14 calendar days with respect to a multi-vessel transaction, the Offeree shall notify the Acquiring Party in writing that either:

(a)            The Board has elected not to cause the Poseidon Group Member to purchase such Offered Asset, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own and operate such Offered Asset; or

(b)            The Board has elected to cause the Poseidon Group Member to purchase such Offered Asset. After receipt by the Acquiring Party of the Board’s election to cause the Poseidon Group Member to purchase the Offered Asset, the Board shall cause the Poseidon Group Member to purchase the Offered Asset on such terms as soon as commercially practicable after such agreement has been reached.

In determining the “fair market value” of a containership, the following procedures shall be followed:

(i)            After the receipt of the Offer by the Offeree, the Acquiring Party and the Offeree shall negotiate in good faith regarding the fair market value and any applicable Break-up Costs of the Offered Assets that are subject to the Offer and the other terms of the Offer on which the Offered Assets will be sold to the applicable Poseidon Group Member. If the Acquiring Party and the Offeree agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer and the other terms of the Offer during the 30-day period (the “Offer Period”) after receipt by the Acquiring Party of the Board’s election to cause any Poseidon Group Member to purchase the Offered Assets, the Board shall cause any Poseidon Group Member to purchase the Offered Assets on such terms as soon as commercially practicable after such agreement has been reached.

(ii)            If the Acquiring Party and the Offeree are unable to agree on the fair market value (and any applicable Break-up Costs) of the Offered Assets that are subject to the Offer or on any other terms of the Offer during the Offer Period, the Acquiring Party and the Offeree will engage a Third Party Broker prior to the end of the Offer Period to determine the fair market value of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree (including, for the avoidance of doubt, any applicable Break-up Costs). In determining the fair market value of the Offered Assets and other terms on which the Offered Assets are to be sold (including, for the avoidance of doubt, any applicable Break-up Costs), the Third Party Broker, as applicable, will have access to the proposed sale and purchase values and terms for the Offer submitted by the Acquiring Party and the Offeree, respectively, and to all information prepared by or on behalf of the Acquiring Party relating to the Offered Assets and reasonably requested by such Third Party Broker. Such Third Party Broker will determine the fair market value (and any applicable Break-up Costs) of the Offered Assets and/or the other terms on which the Acquiring Party and the Offeree are unable to agree within 30 calendar days of its engagement and furnish the Acquiring Party and the Offeree its determination. The fees and expenses of the Third Party Broker, as applicable, will be divided equally between the Acquiring Party and the Offeree. Upon receipt of such determination, the Offeree will have the option, but not the obligation:

(A)            to cause a Poseidon Group Member to purchase the Offered Assets for the fair market value (and any applicable Break-up Costs), and on the other terms determined by the Third Party Broker, as soon as commercially practicable after determinations have been made; or

(B)            not to cause a Poseidon Group Member to purchase such Offered Assets, in which event the Acquiring Party and its Affiliates shall, subject to the other terms of this Agreement, be forever free to continue to own and operate such Offered Assets.

Section 3.3            Enforcement.

Each Party agrees and acknowledges that the other Parties may not have an adequate remedy at law for the breach by any such Party of its covenants and agreements set forth in this Article III, and that any breach by any such Party of its covenants and agreements set forth in this Article III could result in irreparable injury to such other Parties. Each Party further agrees and acknowledges that any other Party may, in addition to the other remedies which may be available to such other Party, file a suit in equity to enjoin such Party from such breach, and consent to the issuance of injunctive relief to enforce the provisions of Article III of this Agreement.

ARTICLE IV

RIGHTS OF FIRST OFFER

Section 4.1            Rights of First Offer.

(a)            Giouroukos hereby grants the Company a right of first offer on any proposed Transfer of any containership he, or any Giouroukos Controlled Entity, owns or acquires (a “Giouroukos Containership”).

(b)            Each Common Control Entity hereby grants the Company a right of first offer on (i) any proposed issuance of ownership interests in that Common Control Entities (with respect to each Common Control Entity, the “Common Control Interests”) other than any ownership interests in such Common Control Entity to any existing shareholders thereof, and (ii) any proposed Transfer by any Common Control Entity of any containership owned or acquired by any such Common Control Entity (each, a “Common Control Containership”).

(c)            The Parties acknowledge that all potential Transfers of containerships pursuant to this Article IV are subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties and to the terms of all existing agreements in respect of such containerships, as applicable. Each Party shall use its commercially reasonable best efforts to obtain such consents.

Section 4.2            Procedures for Rights of First Offer.

(a)             In the event that any Giouroukos Group Member or Common Control Entity (each, a “Transferring Party”) proposes to Transfer any Giouroukos Containership, or Common Control Interests or Common Control Containership, respectively (the “Sale Assets”), prior to engaging in any negotiation for such Transfer with any non-affiliated third party or otherwise offering to Transfer the Sale Assets to any non-affiliated third party, such Transferring Party shall give the Company written notice setting forth all material terms and conditions (including, without limitation, the purchase price and a description of the Sale Asset(s) on which such Transferring Party desires to Transfer the Sale Assets) (the “Transfer Notice”).

(b)             After delivery of the Transfer Notice, and at the Company’s election (following approval by the Conflicts Committee), the parties then shall be obligated to negotiate in good faith for a 30-day period following the delivery by the Transferring Party of the Transfer Notice (the “First Offer Negotiation Period”) to reach an agreement for the Transfer of such Sale Assets to the Company or any of its Affiliates on the terms and conditions set forth in the Transfer Notice. If no such agreement has been reached between the Transferring Party and the Company during the First Offer Negotiation Period, the Transferring Party may Transfer the Sale Assets to a third party; provided that if the Transferring Party has not Transferred or agreed in writing to Transfer such Sale Assets to a third party within 180 calendar days after the end of the First Offer Negotiation Period on terms generally no less favorable to the Transferring Party than those included in the Transfer Notice, then the Transferring Party shall not thereafter Transfer any of the Sale Assets without first offering such assets to the Company in the manner provided above.

ARTICLE V

OPTION TO PURCHASE OWNERSHIP INTERESTS IN ODYSSIA

Section 5.1            Option to Purchase Ownership Interests in Odyssia

(a)             Odyssia hereby grants the Company the option to purchase all of the ownership interests in Odyssia (the “Odyssia Interests”) at any time on or before October 31, 2015, for an aggregate purchase price of $320.0 million (the “Odyssia Purchase Price”), of which $300,000,000 shall be payable in the form of assumed indebtedness related to the Odyssia Vessels, and up to $25,000,000 shall be payable by way of delivery of              common shares of the Company, which for the avoidance of doubt shall be listed on the New York Stock Exchange. The purchase price was determined with the assistance of two Third Party Brokers, one of which was appointed by Odyssia and the other was appointed by the Company. If the Company does not exercise its option to the purchase the Odyssia Interests as set forth in this Section 5.1(a), the Right of First Offer as set forth in Section 4.1 relating to Odyssia shall continue to apply.

(b)             Odyssia and the Company agree that the potential Transfer of the Odyssia Interests pursuant to this Article V is subject to obtaining any and all written consents of governmental authorities and other non-affiliated third parties and to the terms of all existing agreements in respect of Odyssia, the Odyssia Interests and the Odyssia Vessels, as applicable. Each of Odyssia and the Company shall use their commercially reasonable best efforts to obtain such consents.

Section 5.2            Procedures.

(a)             If the Company decides to exercise its option to purchase the Odyssia Interests for the Odyssia Purchase Price, it will provide written notice to Odyssia of such exercise, subject to the conditions contained in this Section 5.2.

(b)             The Company’s decision to purchase the Odyssia Interests for the Odyssia Purchase Price and the other terms of the purchase shall be approved by the Conflicts Committee.

(c)             If the Company chooses to exercise its option to purchase the Odyssia Interests under Section 5.1(a) for the Odyssia Purchase Price, the Company shall enter into a purchase and sale agreement with the holders of the Odyssia Interests and Odyssia for the purchase and sale of the Odyssia Interests pursuant to which Odyssia shall be obligated to sell the Odyssia Interests to the Company and the Company shall be obligated to purchase the Odyssia Interests from Odyssia. The terms of the purchase and sale agreement will include the following:

(i)            Details relating to the $300,000,000 of indebtedness to be assumed and the              of common shares of the Company to be issued to the holders of the Odyssia Interests or in accordance with any of their instructions;

(ii)            Odyssia will provide customary representations and warranties with respect to title to Odyssia and its subsidiaries and any other such matters as the Company may approve, which approval will not be unreasonably withheld;

(iii)            Odyssia will grant to the Company the right, exercisable at the Company’s risk and expense, to make such surveys, tests and inspections of the vessels owned by Odyssia and its subsidiaries that the Company may deem desirable, so long as such surveys, tests or inspections do not damage Odyssia’s vessels or interfere with the activities of Odyssia thereon and so long as the Company has furnished Odyssia with evidence that adequate liability insurance is in full force and effect;

(iv)            the Company will have the right to terminate its obligation to purchase the Odyssia Interests under this Article V and the related purchase and sale agreement if the results of any searches, surveys, tests or inspections conducted pursuant to paragraph (iv) above are, in the reasonable opinion of the Company, unsatisfactory; and

(v)        neither of the Company and Odyssia shall have any obligation to sell or buy the Odyssia Interests if any of the consents referred to in Section 5.1(b) above have not been obtained.

ARTICLE VI

CONCHART CHARTERING OPPORTUNITIES

Section 6.1            Chartering Opportunities. The parties acknowledge and agree that during the term of this Agreement, depending on a number of facts and circumstances that may exist at any given time when a containership owned by the Company (a “Company Vessel”) and a vessel owned by a Giouroukos Controlled Entity, Common Control Entity or unaffiliated third party (an “Other Vessel”) are both available for charter, ConChart, in its capacity as commercial manager, may have a conflict of interest in pursuing charter opportunities for a Company Vessel and an Other Vessel.

Section 6.2            Procedures for Right of First Refusal on Chartering Opportunities. Except as set forth in this Article VI, ConChart shall grant the Company a right of first refusal to accept for a Company Vessel any potential charter opportunity which ConChart believes in good faith would be suitable for both a Company Vessel and an Other Vessel (each a “Potential Charter Opportunity”) before pursuing such Potential Charter Opportunity for an Other Vessel by delivering a notice of the Potential Charter Opportunity (the “Charter Notice”) to the Company setting forth the material terms of the Potential Charter Opportunity (for purposes of clarity, excluding renewals and extensions of existing charters). In determining suitability of a Potential Charter Opportunity, ConChart shall take into consideration certain factors, such as the availability, suitability and positioning of the relevant vessel and the potential charterer’s demands for the vessel’s specifications and costs. Upon receipt of a Charter Notice, the Company shall have two business days to consider the Potential Charter Opportunity and to accept or reject such opportunity. In the event that the Company does not elect to accept the Potential Charter Opportunity within two business days, ConChart shall be free to pursue such opportunity for an Other Vessel for a period of      calendar days on the same terms and conditions as set forth in the Charter Notice.

ARTICLE VII

MISCELLANEOUS

Section 7.1            Certain Covenants. (a) Giouroukos hereby agrees and covenants to use commercially reasonable best efforts to cause the Giouroukos Controlled Entities to comply with the provisions of this Agreement and (b) Odyssia, Triton and Black Pearl hereby agree and covenant to use commercially reasonable best efforts to cause each of their respective Controlled entities to comply with the provisions of this Agreement.

Section 7.2            Choice of Law.

This Agreement shall be subject to and governed by the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of new York.

Section 7.3            Notice.

All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given by depositing the same in the mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by delivering such notice in person or by prepaid private-courier, telecopier, facsimile or email to such party. Notice given by personal delivery or mail shall be effective upon actual receipt. Couriered notices shall be deemed delivered on the date the courier represents that delivery will occur. Notice given by telecopier, facsimile or email shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours. All notices to be sent to a party pursuant to this Agreement shall be sent to or made at the address set forth below such party’s signature to this Agreement, or at such other address as such party may stipulate to the other parties in the manner provided in this Section 7.3.

Section 7.4            Entire Agreement.

This Agreement constitutes the entire agreement of the parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

Section 7.5            Termination.

Upon a Change of Control of the Company, the provisions of Articles II, III, IV, and VI of this Agreement (but not less than all of such Articles) shall terminate immediately. Upon a Change of Control of a Contributing Party, the provisions of Articles II, III, IV, and VI of this Agreement applicable to such Party (but not less than all of such Articles) shall terminate at the date of the Change of Control of such Party. Upon a Change of Control of ConChart, the provisions of Article VI of this Agreement applicable to ConChart (but not less than all of such Articles) shall terminate at the date of the Change of Control of ConChart. In addition, at such time that Giouroukos ceases to serve as chief executive officer and director of the Company, the provisions of Articles II, III, IV, and VI (but no less than all of such Articles) and Section 7.1 of this Article VII of this Agreement applicable to a Giouroukos Group Member and/or ConChart shall terminate immediately.

Section 7.6            Waiver; Effect of Waiver or Consent.

Any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto or (b) waive compliance with any agreement or condition contained herein. Except as otherwise specifically provided herein, any such extension or waiver shall be valid only if set forth in a written instrument duly executed by the party or parties to be bound thereby; provided, however, that the Company may not, without the prior approval of the Conflicts Committee, agree to any extension or waiver of this Agreement that, in the reasonable discretion of the Board, will materially adversely affect the shareholders of the Company. No waiver or consent, express or implied, by any party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a waiver or consent of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder until the applicable statute of limitations period has run.

Section 7.7            Amendment or Modification.

This Agreement may be amended or modified from time to time only by the written agreement of all the parties hereto; provided, however, that the Company may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the Board, will materially adversely affect the shareholders of the Company.

Section 7.8            Assignment.

No party shall have the right to assign its rights or obligations under this Agreement without the consent of the other parties hereto.

Section 7.9            Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 7.10            Severability.

If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law

Section 7.11            Gender, Parts, Articles and Sections.

Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement.

Section 7.12            Further Assurances.

In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

Section 7.13            Withholding or Granting of Consent.

Each party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

Section 7.14            Laws and Regulations.

Notwithstanding any provision of this Agreement to the contrary, no party to this Agreement shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such party to be in violation of any applicable law, statute, rule or regulation.

Section 7.15            Negotiation of Rights of the Parties.

The provisions of this Agreement are enforceable solely by the parties to this Agreement, and no shareholder, member, assignee or other Person of the Parties shall have the right, separate and apart from the Parties, as applicable, to enforce any provision of this Agreement or to compel any party to this Agreement to comply with the terms of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

POSEIDON CONTAINERS HOLDINGS CORP.

By:
Name:
Title:

Address for Notice:

Telephone: ( ) -
Fax: ( ) -
Attention:

ODYSSIA CONTAINERS HOLDINGS LLC

By:
Name:
Title:

Address for Notice:

Telephone: ( ) -
Fax: ( ) -
Attention:

TRITON CONTAINERS HOLDINGS LLC

By:
Name:
Title:

Address for Notice:

Telephone: ( ) -
Fax: ( ) -
Attention:

(Signature Page to Master Agreement)

BLACK PEARL CONTAINERS LLC on behalf of itself and each of its vessel-owning subsidiaries

By:
Name:
Title:

Address for Notice:

Telephone: ( ) -
Fax: ( ) -
Attention:

GEORGE GIOUROUKOS

By:
Name:
Title:

Address for Notice:

Telephone: ( ) -
Fax: ( ) -
Attention:

CONCHART COMMERCIAL, INC.

By:
Name:
Title:

Address for Notice:

Telephone: ( ) -
Fax: ( ) -
Attention:

(Signature Page to Master Agreement)